EXHIBIT 16



July 6, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Summit Life Corporation
         File No. 000-25253

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Summit Life Corporation dated June 29, 2001, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP